Exhibit 99.1

Investor Contact:	Media Contact:
Andrey Galiuk	Adrian Sakowicz
Vice President - Corporate Development	Vice President - Communications
and Investor Relations	(630) 743-5039
(630) 743-5131	asakowicz@dovercorp.com
agaliuk@dovercorp.com

DOVER REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS; PROVIDES 2021 GUIDANCE

DOWNERS GROVE, Ill., January 28, 2021 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the fourth quarter and full year ended December 31, 2020.

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions, except per share data)	2020	2019	% Change	2020	2019	% Change
U.S. GAAP
Revenue	$1,780	$1,776	—%	$6,684	$7,136	(6)%
Net earnings [1]	182	168	8%	683	678	1%
Diluted EPS	1.25	1.15	9%	4.70	4.61	2%

Non-GAAP
Organic revenue change			(2)%			(7)%
Adjusted net earnings [2]	225	226	—%	824	872	(5)%
Adjusted diluted EPS	1.55	1.54	1%	5.67	5.93	(4)%

1 Q4 2020 and 2019 net earnings include rightsizing and other costs of $16.5 million and $14.2 million, respectively. Q4 2019 also includes a $18.4 million loss on extinguishment of debt. Full year 2020 and 2019 net earnings include rightsizing and other costs of $40.7 million and $25.4 million, respectively. Full year 2020 also includes a $3.9 million non-cash gain on the sale of Chino, and full year 2019 includes a $46.9 million non-cash loss on assets held for sale related to Finder as well as a $18.4 million loss on extinguishment of debt.

2 Q4 2020 and 2019 adjusted net earnings exclude after tax acquisition-related amortization costs of $26.3 million and $25.1 million, respectively, and rightsizing and other costs of $16.5 million and $14.2 million, respectively. Q4 2019 also excludes a $18.4 million loss on extinguishment of debt. Full year 2020 and 2019 adjusted net earnings exclude acquisition-related amortization costs of $104.1 million and $103.6 million, respectively, and rightsizing and other costs of $40.7 million and $25.4 million, respectively. Full year 2020 also excludes a $3.9 million non-cash gain on the sale of Chino, and full year 2019 excludes a $46.9 million non-cash loss on assets held for sale related to Finder as well as a $18.4 million loss on extinguishment of debt.

For the quarter ended December 31, 2020, Dover generated revenue of $1.8 billion, a slight increase compared to the fourth quarter of the prior year (-2% organic). GAAP net earnings of $182 million increased 8%, and GAAP diluted EPS of $1.25 was up 9%. On an adjusted basis, net earnings of $225 million declined slightly, and adjusted diluted EPS of $1.55 was up 1% versus the comparable quarter of the prior year.

For the full year ended December 31, 2020, Dover generated revenue of $6.7 billion, a decline of 6% compared to the prior year (-7% organic). GAAP net earnings of $683 million increased 1%, and GAAP diluted EPS of $4.70 increased 2% year-over-year. On an adjusted basis, net earnings of $824 million declined 5%, and adjusted diluted EPS of $5.67 was down 4% versus the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Dover delivered solid results in the fourth quarter despite lingering economic and operational effects of the pandemic. Our efficiency and productivity initiatives drove improvement in segment margins and cash flow metrics despite lower revenue for the full year. We advanced our operational priorities with notable progress in the center-led digital, operational, and shared back office and engineering capabilities. These initiatives have contributed to our recent results and will continue to drive improvement ahead. Our strong execution was complemented by disciplined capital allocation, including several strategic bolt-on acquisitions that enhance our businesses with new capabilities and attractive end-market exposures.

“Improving market conditions coupled with a robust demand backlog enable us to look into 2021 with constructive optimism. With continued progress in our ongoing productivity and cost initiatives, we believe we are well-positioned to deliver robust top-line growth, margin expansion and EPS accretion in 2021. We also enter the year with a healthy balance sheet that will continue to support organic and inorganic capital deployment to continue enhancing our portfolio.”

“We are pleased to have 2020 in the rear view mirror for all the obvious reasons. On behalf of Dover Corporation’s Board of Directors, I would like to thank our entire team for their extraordinary efforts in the past 12 months. We were given a unique opportunity to demonstrate the resilience of the Dover team and our business portfolio in 2020, and we can all be proud of the results we achieved together.”

FULL YEAR 2021 GUIDANCE:

In 2021, Dover expects to generate GAAP EPS in the range of $5.42 to $5.62 (adjusted EPS of $6.25 to $6.45), based on full year revenue growth of 8% to 10% (5% to 6% on an organic basis). A full reconciliation between forecasted GAAP and forecasted adjusted measures is included as an exhibit herein.

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its fourth quarter and full year 2020 results as well as 2021 guidance at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, January 28, 2021. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s fourth quarter and full year results and its operating segments can be found on the Company’s website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of approximately $7 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Fueling Solutions, Imaging & Identification, Pumps & Process Solutions and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of over 23,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2020

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenue	$1,780,390	$1,775,589	$6,683,760	$7,136,397
Cost of goods and services	1,128,941	1,124,274	4,209,741	4,515,459
Gross profit	651,449	651,315	2,474,019	2,620,938
Selling, general, and administrative expenses	405,520	403,223	1,541,032	1,599,098
Loss on assets held for sale	—	—	—	46,946
Operating earnings	245,929	248,092	932,987	974,894
Interest expense	28,234	30,846	111,937	125,818
Interest income	(700)	(1,428)	(3,571)	(4,526)
Gain on sale of a business	—	—	(5,213)	—
Loss on extinguishment of debt	—	23,543	—	23,543
Other income, net	(2,013)	(1,891)	(11,900)	(12,950)
Earnings before provision for income taxes	220,408	197,022	841,734	843,009
Provision for income taxes	38,302	28,900	158,283	165,091
Net earnings	$182,106	$168,122	$683,451	$677,918

Net earnings per share:
Basic	$1.27	$1.16	$4.74	$4.67
Diluted	$1.25	$1.15	$4.70	$4.61
Weighted average shares outstanding:
Basic	143,954	144,966	144,050	145,198
Diluted	145,355	146,790	145,393	146,992

Dividends paid per common share	$0.50	$0.49	$1.97	$1.94

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2020					2019
	Q1	Q2	Q3	Q4	FY 2020	Q1	Q2	Q3	Q4	FY 2019
REVENUE
Engineered Products	$408,160	$342,380	$386,562	$394,175	$1,531,277	$418,851	$429,928	$426,689	$422,089	$1,697,557
Fueling Solutions	359,982	326,495	380,511	409,294	1,476,282	373,050	390,586	411,769	444,772	1,620,177
Imaging & Identification	256,765	227,977	265,690	287,746	1,038,178	268,354	266,588	275,109	274,420	1,084,471
Pumps & Process Solutions	319,536	309,095	347,875	347,497	1,324,003	330,219	338,924	341,337	328,048	1,338,528
Refrigeration & Food Equipment	311,913	293,527	368,395	342,255	1,316,090	334,643	385,474	370,335	306,165	1,396,617
Intra-segment eliminations	(417)	(299)	(777)	(577)	(2,070)	(360)	(794)	106	95	(953)
Total consolidated revenue	$1,655,939	$1,499,175	$1,748,256	$1,780,390	$6,683,760	$1,724,757	$1,810,706	$1,825,345	$1,775,589	$7,136,397

NET EARNINGS
Segment Earnings:
Engineered Products	$69,094	$47,702	$64,890	$56,481	$238,167	$67,119	$77,129	$74,367	$73,233	$291,848
Fueling Solutions	53,498	47,214	66,601	69,661	236,974	37,230	52,637	68,069	73,937	231,873
Imaging & Identification	51,482	38,046	51,928	52,017	193,473	55,955	54,641	61,655	57,233	229,484
Pumps & Process Solutions [1]	66,079	67,702	89,786	81,709	305,276	14,991	76,278	77,433	71,379	240,081
Refrigeration & Food Equipment [2]	23,529	11,459	40,159	27,725	102,872	24,807	44,375	35,211	14,439	118,832
Total segment earnings (EBIT)	263,682	212,123	313,364	287,593	1,076,762	200,102	305,060	316,735	290,221	1,112,118
Corporate expense / other[3]	24,097	27,311	35,603	39,651	126,662	30,866	24,512	28,658	63,781	147,817
Interest expense	27,268	28,711	27,724	28,234	111,937	31,808	31,754	31,410	30,846	125,818
Interest income	(1,183)	(728)	(960)	(700)	(3,571)	(890)	(945)	(1,263)	(1,428)	(4,526)
Earnings before provision for income taxes	213,500	156,829	250,997	220,408	841,734	138,318	249,739	257,930	197,022	843,009
Provision for income taxes	37,221	32,063	50,697	38,302	158,283	32,613	51,654	51,924	28,900	165,091
Net earnings	$176,279	$124,766	$200,300	$182,106	$683,451	$105,705	$198,085	$206,006	$168,122	$677,918

SEGMENT MARGIN
Engineered Products	16.9%	13.9%	16.8%	14.3%	15.6%	16.0%	17.9%	17.4%	17.4%	17.2%
Fueling Solutions	14.9%	14.5%	17.5%	17.0%	16.1%	10.0%	13.5%	16.5%	16.6%	14.3%
Imaging & Identification	20.1%	16.7%	19.5%	18.1%	18.6%	20.9%	20.5%	22.4%	20.9%	21.2%
Pumps & Process Solutions [1]	20.7%	21.9%	25.8%	23.5%	23.1%	4.5%	22.5%	22.7%	21.8%	17.9%
Refrigeration & Food Equipment [2]	7.5%	3.9%	10.9%	8.1%	7.8%	7.4%	11.5%	9.5%	4.7%	8.5%
Total segment operating margin	15.9%	14.1%	17.9%	16.2%	16.1%	11.6%	16.8%	17.4%	16.3%	15.6%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Products	$10,122	$9,722	$10,717	$12,042	$42,603	$10,359	$10,452	$10,095	$10,126	$41,032
Fueling Solutions	18,339	17,968	18,014	18,482	72,803	17,879	18,945	18,744	19,477	75,045
Imaging & Identification	8,769	9,224	9,809	10,576	38,378	7,435	7,413	7,360	8,322	30,530
Pumps & Process Solutions	18,336	17,572	17,206	19,077	72,191	17,548	16,201	16,018	17,817	67,584
Refrigeration & Food Equipment	11,548	11,421	12,081	11,491	46,541	13,011	12,777	13,047	12,525	51,360
Corporate	1,638	1,696	1,662	1,539	6,535	1,506	1,981	1,523	1,726	6,736
Total depreciation and amortization expense	$68,752	$67,603	$69,489	$73,207	$279,051	$67,738	$67,769	$66,787	$69,993	$272,287

1 Q1 and FY 2019 include a $46,946 loss on assets held for sale for Finder Pompe S.r.l.
2 Q1, Q2, Q3, and FY 2020 include a $6,551 gain, a $781 expense, a $557 expense and a $5,213 net gain, respectively, on the sale of the Chino, California branch of The AMS Group ("AMS Chino"). Q2 and FY 2020 also include a $3,640 write-off of assets.

3 Q4 and FY 2019 include a $23,543 loss on early extinguishment of debt.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2020					2019
	Q1	Q2	Q3	Q4	FY 2020	Q1	Q2	Q3	Q4	FY 2019
Net earnings per share:
Basic	$1.22	$0.87	$1.39	$1.27	$4.74	$0.73	$1.36	$1.42	$1.16	$4.67
Diluted	$1.21	$0.86	$1.38	$1.25	$4.70	$0.72	$1.35	$1.40	$1.15	$4.61

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$176,279	$124,766	$200,300	$182,106	$683,451	$105,705	$198,085	$206,006	$168,122	$677,918

Weighted average shares outstanding:
Basic	144,259	143,955	144,032	143,954	144,050	145,087	145,366	145,372	144,966	145,198
Diluted	145,782	144,995	145,289	145,355	145,393	146,911	147,179	147,051	146,790	146,992

* Per share data may be impacted by rounding.

DOVER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)(in thousands)

	December 31, 2020	December 31, 2019
Assets:
Cash and cash equivalents	$513,075	$397,253
Receivables, net of allowances	1,137,223	1,217,190
Inventories, net	835,804	806,141
Prepaid and other current assets	133,085	127,846
Property, plant and equipment, net	897,326	842,318
Goodwill	4,072,542	3,783,347
Intangible assets, net	1,083,772	1,055,014
Other assets and deferred charges	479,247	440,368
Total assets	$9,152,074	$8,669,477

Liabilities and Stockholders' Equity:
Notes payable	$—	$84,700
Payables, accrued expenses and other current liabilities	1,738,798	1,663,391
Deferred taxes and other non-current liabilities	918,674	903,010
Long-term debt	3,108,829	2,985,716
Stockholders' equity	3,385,773	3,032,660
Total liabilities and stockholders' equity	$9,152,074	$8,669,477

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2020	2019
Operating activities:
Net earnings	$683,451	$677,918
Loss on assets held for sale	—	46,946
Loss on extinguishment of debt	—	23,543
Depreciation and amortization	279,051	272,287
Stock-based compensation	25,026	29,702
Contributions to employee benefit plans	(19,801)	(21,436)
Gain on sale of businesses	(5,213)	—
Net change in assets and liabilities	142,296	(83,654)
Net cash provided by operating activities	1,104,810	945,306

Investing activities:
Additions to property, plant and equipment	(165,692)	(186,804)
Acquisitions (net of cash and cash equivalents acquired)	(335,786)	(215,687)
Proceeds from the sale of property, plant and equipment	7,207	4,168
Proceeds from the sale of businesses	15,400	24,218
Other	(2,508)	(10,150)
Net cash used in investing activities	(481,379)	(384,255)

Financing activities:
Change in commercial paper and notes payable, net	(84,700)	(135,650)
Net increase in long-term debt	—	42,357
Dividends to stockholders	(284,312)	(282,197)
Purchase of common stock	(106,279)	(143,280)
Payments to settle employee tax obligations on exercise	(28,476)	(37,370)
Other	(2,523)	(1,902)
Net cash used in financing activities	(506,290)	(558,042)

Effect of exchange rate changes on cash	(1,319)	(1,977)

Net increase in cash and cash equivalents	115,822	1,032
Cash and cash equivalents at beginning of period	397,253	396,221
Cash and cash equivalents at end of period	$513,075	$397,253

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2020					2019
	Q1	Q2	Q3	Q4	FY 2020	Q1	Q2	Q3	Q4	FY 2019
Adjusted net earnings:
Net earnings	$176,279	$124,766	$200,300	$182,106	$683,451	$105,705	$198,085	$206,006	$168,122	$677,918
Acquisition-related amortization, pre-tax [1]	34,062	34,101	35,325	35,027	138,515	35,635	34,997	34,244	33,460	138,336
Acquisition-related amortization, tax impact [2]	(8,411)	(8,451)	(8,810)	(8,695)	(34,367)	(8,964)	(8,777)	(8,624)	(8,403)	(34,768)
Rightsizing and other costs, pre-tax [3]	7,859	16,840	5,848	20,925	51,472	3,963	6,457	3,807	17,926	32,153
Rightsizing and other costs, tax impact [2]	(1,605)	(3,452)	(1,343)	(4,402)	(10,802)	(861)	(1,377)	(806)	(3,745)	(6,789)
Loss on extinguishment of debt, pre-tax [4]	—	—	—	—	—	—	—	—	23,543	23,543
Loss on extinguishment of debt, tax impact [2]	—	—	—	—	—	—	—	—	(5,163)	(5,163)
Loss on assets held for sale [5]	—	—	—	—	—	46,946	—	—	—	46,946
(Gain) loss on disposition, pre-tax [6]	(6,551)	781	557	—	(5,213)	—	—	—	—	—
(Gain) loss on disposition, tax-impact [2]	1,592	(190)	(135)	—	1,267	—	—	—	—	—
Adjusted net earnings	$203,225	$164,395	$231,742	$224,961	$824,323	$182,424	$229,385	$234,627	$225,740	$872,176

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.21	$0.86	$1.38	$1.25	$4.70	$0.72	$1.35	$1.40	$1.15	$4.61
Acquisition-related amortization, pre-tax [1]	0.23	0.24	0.24	0.24	0.95	0.24	0.24	0.23	0.23	0.94
Acquisition-related amortization, tax impact [2]	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)
Rightsizing and other costs, pre-tax [3]	0.05	0.12	0.04	0.14	0.35	0.03	0.04	0.03	0.12	0.22
Rightsizing and other costs, tax impact [2]	(0.01)	(0.02)	(0.01)	(0.03)	(0.07)	(0.01)	(0.01)	(0.01)	(0.03)	(0.06)
Loss on extinguishment of debt, pre-tax [4]	—	—	—	—	—	—	—	—	0.16	0.16
Loss on extinguishment of debt, tax impact [2]	—	—	—	—	—	—	—	—	(0.04)	(0.04)
Loss on assets held for sale [5]	—	—	—	—	—	0.32	—	—	—	0.32
(Gain) loss on disposition, pre-tax [6]	(0.04)	—	—	—	(0.03)	—	—	—	—	—
(Gain) loss on disposition, tax-impact [2]	0.01	—	—	—	0.01	—	—	—	—	—
Adjusted diluted net earnings per share	$1.39	$1.13	$1.60	$1.55	$5.67	$1.24	$1.56	$1.60	$1.54	$5.93

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures, product line exits and other asset charges.
[4] Represents a loss on early extinguishment of €300,000 2.125% notes due 2020 and $450,000 4.30% notes due 2021.
[5] Represents a loss on assets held for sale of Finder Pompe S.r.l. ("Finder"). Under local law, no tax benefit is realized from the loss on the sale of a wholly-owned business.
[6] Represents a (gain) loss on the disposition of AMS Chino within the Refrigeration & Food Equipment segment, including working capital adjustments.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT ADJUSTED EBIT AND ADJUSTED EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2020					2019
	Q1	Q2	Q3	Q4	FY 2020	Q1	Q2	Q3	Q4	FY 2019
ADJUSTED SEGMENT EBIT AND ADJUSTED EBITDA
Engineered Products:
Segment earnings (EBIT)	$69,094	$47,702	$64,890	$56,481	$238,167	$67,119	$77,129	$74,367	$73,233	$291,848
Rightsizing and other costs	361	4,169	2,375	4,625	11,530	80	1,125	590	1,355	3,150
Adjusted EBIT - Segment	69,455	51,871	67,265	61,106	249,697	67,199	78,254	74,957	74,588	294,998
Adjusted EBIT %	17.0%	15.2%	17.4%	15.5%	16.3%	16.0%	18.2%	17.6%	17.7%	17.4%
Adjusted D&A [2]	10,122	9,722	10,651	10,193	40,688	10,359	9,855	10,095	10,126	40,435
Adjusted EBITDA - Segment	$79,577	$61,593	$77,916	$71,299	$290,385	$77,558	$88,109	$85,052	$84,714	$335,433
Adjusted EBITDA %	19.5%	18.0%	20.2%	18.1%	19.0%	18.5%	20.5%	19.9%	20.1%	19.8%
Fueling Solutions:
Segment earnings (EBIT)	$53,498	$47,214	$66,601	$69,661	$236,974	$37,230	$52,637	$68,069	$73,937	$231,873
Rightsizing and other costs	1,493	868	1,615	2,727	6,703	752	1,768	811	1,554	4,885
Adjusted EBIT - Segment	54,991	48,082	68,216	72,388	243,677	37,982	54,405	68,880	75,491	236,758
Adjusted EBIT %	15.3%	14.7%	17.9%	17.7%	16.5%	10.2%	13.9%	16.7%	17.0%	14.6%
Adjusted D&A [2]	18,339	17,783	18,014	18,225	72,361	17,879	18,945	18,744	19,477	75,045
Adjusted EBITDA - Segment	$73,330	$65,865	$86,230	$90,613	$316,038	$55,861	$73,350	$87,624	$94,968	$311,803
Adjusted EBITDA %	20.4%	20.2%	22.7%	22.1%	21.4%	15.0%	18.8%	21.3%	21.4%	19.2%
Imaging & Identification:
Segment earnings (EBIT)	$51,482	$38,046	$51,928	$52,017	$193,473	$55,955	$54,641	$61,655	$57,233	$229,484
Rightsizing and other costs	264	(527)	99	6,191	6,027	389	1,268	301	4,392	6,350
Adjusted EBIT - Segment	51,746	37,519	52,027	58,208	199,500	56,344	55,909	61,956	61,625	235,834
Adjusted EBIT %	20.2%	16.5%	19.6%	20.2%	19.2%	21.0%	21.0%	22.5%	22.5%	21.7%
Adjusted D&A [2]	8,769	9,224	9,809	10,201	38,003	7,336	7,317	7,286	7,892	29,831
Adjusted EBITDA - Segment	$60,515	$46,743	$61,836	$68,409	$237,503	$63,680	$63,226	$69,242	$69,517	$265,665
Adjusted EBITDA %	23.6%	20.5%	23.3%	23.8%	22.9%	23.7%	23.7%	25.2%	25.3%	24.5%
Pumps & Process Solutions:
Segment earnings (EBIT)	$66,079	$67,702	$89,786	$81,709	$305,276	$14,991	$76,278	$77,433	$71,379	$240,081
Rightsizing and other costs	3,846	4,691	1,771	3,128	13,436	414	903	943	3,868	6,128
Loss on assets held for sale [1]	—	—	—	—	—	46,946	—	—	—	46,946
Adjusted EBIT - Segment	69,925	72,393	91,557	84,837	318,712	62,351	77,181	78,376	75,247	293,155
Adjusted EBIT %	21.9%	23.4%	26.3%	24.4%	24.1%	18.9%	22.8%	23.0%	22.9%	21.9%
Adjusted D&A [2]	16,230	16,816	17,206	17,565	67,817	17,548	16,199	16,018	17,004	66,769
Adjusted EBITDA - Segment	$86,155	$89,209	$108,763	$102,402	$386,529	$79,899	$93,380	$94,394	$92,251	$359,924
Adjusted EBITDA %	27.0%	28.9%	31.3%	29.5%	29.2%	24.2%	27.6%	27.7%	28.1%	26.9%
Refrigeration & Food Equipment:
Segment earnings (EBIT)	$23,529	$11,459	$40,159	$27,725	$102,872	$24,807	$44,375	$35,211	$14,439	$118,832
Rightsizing and other costs	704	6,016	(971)	726	6,475	2,293	666	840	2,243	6,042
(Gain) loss on disposition [3]	(6,551)	781	557	—	(5,213)	—	—	—	—	—
Adjusted EBIT - Segment	17,682	18,256	39,745	28,451	104,134	27,100	45,041	36,051	16,682	124,874
Adjusted EBIT %	5.7%	6.2%	10.8%	8.3%	7.9%	8.1%	11.7%	9.7%	5.4%	8.9%
Adjusted D&A [2]	11,548	11,421	12,081	11,491	46,541	13,011	12,777	13,047	12,525	51,360
Adjusted EBITDA - Segment	$29,230	$29,677	$51,826	$39,942	$150,675	$40,111	$57,818	$49,098	$29,207	$176,234
Adjusted EBITDA %	9.4%	10.1%	14.1%	11.7%	11.4%	12.0%	15.0%	13.3%	9.5%	12.6%
Total Segments:
Segment earnings (EBIT) [4]	$263,682	$212,123	$313,364	$287,593	$1,076,762	$200,102	$305,060	$316,735	$290,221	$1,112,118
Rightsizing and other costs	6,668	15,217	4,889	17,397	44,171	3,928	5,730	3,485	13,412	26,555
Loss on assets held for sale [1]	—	—	—	—	—	46,946	—	—	—	46,946
(Gain) loss on disposition [3]	(6,551)	781	557	—	(5,213)	—	—	—	—	—
Adjusted EBIT - Segment [5]	263,799	228,121	318,810	304,990	1,115,720	250,976	310,790	320,220	303,633	1,185,619
Adjusted EBIT % [4]	15.9%	15.2%	18.2%	17.1%	16.7%	14.5%	17.2%	17.5%	17.1%	16.6%
Adjusted D&A [2]	65,008	64,966	67,761	67,675	265,410	66,133	65,093	65,190	67,024	263,440
Adjusted EBITDA - Segment [5]	$328,807	$293,087	$386,571	$372,665	$1,381,130	$317,109	$375,883	$385,410	$370,657	$1,449,059
Adjusted EBITDA % [5]	19.9%	19.5%	22.1%	20.9%	20.7%	18.4%	20.7%	21.1%	20.9%	20.3%
1 Q1 and FY 2019 include a $46,946 loss on assets held for sale for Finder.
[2] Adjusted D&A is depreciation and amortization expense, excluding depreciation and amortization included within rightsizing and other costs.
3 Q1, Q2, Q3, and FY 2020 includes a $6,551 gain, a $781 expense, a $557 expense and a $5,213 net gain on the sale of a business for AMS Chino, respectively.
[4] Refer to Quarterly Segment Information section for reconciliation of total segment earnings (EBIT) to net earnings.
[5] Refer to Non-GAAP Disclosures section for definition.

DOVER CORPORATION
REVENUE GROWTH FACTORS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2020
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
Engineered Products	(1.9)%	(20.1)%	(10.4)%	(8.8)%	(10.3)%
Fueling Solutions	(2.6)%	(14.8)%	(7.9)%	(9.4)%	(8.8)%
Imaging & Identification	(4.3)%	(14.0)%	(7.6)%	(2.9)%	(7.2)%
Pumps & Process Solutions	(1.1)%	(8.8)%	(0.9)%	1.8%	(2.3)%
Refrigeration & Food Equipment	(4.3)%	(20.2)%	2.6%	13.2%	(3.0)%
Total Organic	(2.7)%	(16.0)%	(5.1)%	(2.3)%	(6.6)%
Acquisitions	0.8%	0.7%	1.0%	1.2%	1.0%
Dispositions	(0.7)%	(0.7)%	(0.8)%	(0.5)%	(0.7)%
Currency translation	(1.4)%	(1.2)%	0.7%	1.9%	—%
Total*	(4.0)%	(17.2)%	(4.2)%	0.3%	(6.3)%
* Totals may be impacted by rounding.

	2020
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
United States	3.5%	(10.3)%	(4.2)%	(1.0)%	(3.1)%
Other Americas	(4.7)%	(33.5)%	(4.7)%	(1.4)%	(12.1)%
Europe	(7.4)%	(19.5)%	(4.2)%	(2.5)%	(8.5)%
Asia	(19.2)%	(14.3)%	(10.1)%	(11.4)%	(13.5)%
Other	(8.8)%	(33.1)%	(5.8)%	10.9%	(9.3)%
Total Organic	(2.7)%	(16.0)%	(5.1)%	(2.3)%	(6.6)%
Acquisitions	0.8%	0.7%	1.0%	1.2%	1.0%
Dispositions	(0.7)%	(0.7)%	(0.8)%	(0.5)%	(0.7)%
Currency translation	(1.4)%	(1.2)%	0.7%	1.9%	—%
Total*	(4.0)%	(17.2)%	(4.2)%	0.3%	(6.3)%
* Totals may be impacted by rounding.

Adjusted Guidance Reconciliation

	2020 Actual	2021 Guidance
Adjusted net earnings per share*:
Net earnings (GAAP)	$4.70	$5.42 - $5.62
Acquisition-related amortization, net	0.72	0.72
Rightsizing and other costs, net	0.28	0.11
Gain on disposition, net	(0.03)	—
Adjusted net earnings (Non-GAAP)	$5.67	$6.25 - $6.45
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2020					2019
	Q1	Q2	Q3	Q4	FY 2020	Q1	Q2	Q3	Q4	FY 2019
BOOKINGS

Engineered Products	$414,972	$278,373	$381,139	$484,002	$1,558,486	$427,697	$397,420	$426,059	$457,145	$1,708,321
Fueling Solutions	373,070	311,498	383,902	403,400	1,471,870	343,083	394,256	450,727	425,698	1,613,764
Imaging & Identification	272,604	221,315	266,423	304,756	1,065,098	267,762	264,175	284,527	276,451	1,092,915
Pumps & Process Solutions	369,403	275,872	323,801	365,262	1,334,338	369,801	375,905	329,642	318,482	1,393,830
Refrigeration & Food Equipment	355,157	326,400	449,549	379,393	1,510,499	376,998	384,365	323,422	361,970	1,446,755
Intra-segment eliminations	(375)	(460)	(926)	(425)	(2,186)	(725)	(490)	(528)	872	(871)
Total consolidated bookings	$1,784,831	$1,412,998	$1,803,888	$1,936,388	$6,938,105	$1,784,616	$1,815,631	$1,813,849	$1,840,618	$7,254,714

BACKLOG

Engineered Products	$453,867	$378,874	$373,458	$463,701		$451,335	$418,154	$416,025	$452,142
Fueling Solutions	211,518	199,305	204,574	201,521		185,847	186,202	223,081	205,842
Imaging & Identification	170,119	168,904	171,158	192,785		118,177	116,810	121,877	125,775
Pumps & Process Solutions	397,969	379,090	361,631	390,238		353,066	378,427	361,478	353,073
Refrigeration & Food Equipment	356,133	390,368	472,140	510,498		311,632	310,454	262,870	320,577
Intra-segment eliminations	(159)	(367)	(269)	(192)		(403)	(141)	(252)	(249)
Total consolidated backlog	$1,589,447	$1,516,174	$1,582,692	$1,758,551		$1,419,654	$1,409,906	$1,385,079	$1,457,160

Bookings Growth Factors

	2020
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
Engineered Products	(2.3)%	(29.8)%	(11.6)%	3.3%	(9.5)%
Fueling Solutions	9.5%	(18.2)%	(14.2)%	(6.0)%	(8.0)%
Imaging & Identification	0.3%	(16.5)%	(9.9)%	0.7%	(6.3)%
Pumps & Process Solutions	2.2%	(25.7)%	(3.7)%	10.8%	(4.8)%
Refrigeration & Food Equipment	(4.2)%	(11.6)%	41.3%	5.6%	6.5%
Total Organic	0.9%	(20.6)%	(1.1)%	2.4%	(4.6)%
Acquisitions	1.0%	0.7%	0.8%	1.5%	1.0%
Dispositions	(0.7)%	(0.6)%	(0.6)%	(0.4)%	(0.6)%
Currency translation	(1.2)%	(1.7)%	0.4%	1.7%	(0.2)%
Total*	—%	(22.2)%	(0.5)%	5.2%	(4.4)%
* Totals may be impacted by rounding.

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2020
(Amounts in thousands except share data and where otherwise indicated)

Acquisitions

During the fourth quarter of 2020 the Company completed the acquisition of Innovative Control Systems, Inc. ("ICS") within the Fueling Solutions segment for a total consideration of $77.0 million, net of cash acquired. For the full year 2020, the Company acquired six businesses in separate transactions for total consideration of $335.8 million, net of cash acquired. The businesses were acquired to complement and expand upon existing operations within the Engineered Products, Fueling Solutions, Imaging & Identification and Pumps & Process Solutions segments.

Discontinued and Disposed Businesses

The Company did not dispose of any businesses during the fourth quarter of 2020. For the full year 2020, the Company completed the sale of the Chino, California branch of The AMS Group ("AMS Chino"), a wholly owned subsidiary of the Company, which generated total cash proceeds of $15.4 million. This sale resulted in a pre-tax gain on sale of $5.2 million included within the Refrigeration & Food Equipment segment. The sale does not represent a strategic shift that will have a major effect on operations and financial results and, therefore, did not qualify for presentation as a discontinued operation.

Rightsizing and Other Costs

During the fourth quarter and year ended December 31, 2020, rightsizing activities included restructuring charges of $18.1 million and $44.5 million, respectively, and other costs of $2.8 million and $7.0 million, respectively. For the full year 2020, restructuring expense was comprised primarily of new actions executed in response to lower demand driven by COVID-19 as well as continuing broad-based selling, general and administrative expense reduction initiatives and broad-based operational efficiency initiatives focusing on footprint consolidation, and operational optimization and IT centralization. Other costs were comprised primarily of charges related to restructuring actions and asset charges, principally due to a $3.6 million write off of assets, partially offset by a $1.7 million gain on sale of assets in our Refrigeration & Food Equipment segment as a result of restructuring actions.

($ in millions)	2020		2019
	Q4	FY	Q4	FY
Engineered Products	$4.6	$11.5	$1.4	$3.2
Fueling Solutions	2.7	6.7	1.6	4.9
Imaging & Identification	6.2	6.0	4.4	6.4
Pumps & Process Solutions	3.1	13.4	3.9	6.1
Refrigeration & Food Equipment	0.7	6.5	2.2	6.0
Corporate	3.5	7.3	4.5	5.6
Total*	$20.9	$51.5	$17.9	$32.2
* Totals may be impacted by rounding.

Tax Rate

The effective tax rate was 17.4% and 14.7% for the fourth quarters of 2020 and 2019, respectively. On a full year basis, the effective tax rate for 2020 and 2019 was 18.8% and 19.6%, respectively. The 2020 tax rate was primarily driven by the release of reserves due to the statute of limitations expiration and the tax deduction for share-based awards. The 2019 tax rate was primarily driven by the tax deduction for share-based awards and other favorable discrete items, partially offset by the exclusion of capital losses on a disposition of a business under local tax law.

ADDITIONAL INFORMATION (CONTINUED)
FOURTH QUARTER AND FULL YEAR 2020
(Amounts in thousands except share data and where otherwise indicated)

Share Repurchases

During the year ended December 31, 2020, the Company purchased approximately 1.0 million shares of its common stock for a total cost of $106.3 million, or $108.54 per share. In November 2020, the Company's Board of Directors approved a new standing share repurchase authorization, whereby the Company may repurchase up to 20 million shares beginning on January 1, 2021 through December 31, 2023.

Capitalization

The following table provides a reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (Non-GAAP)	December 31, 2020	December 31, 2019
Commercial paper	$—	$84,700
Long-term debt	3,108,829	2,985,716
Total debt	3,108,829	3,070,416
Less: Cash and cash equivalents	(513,075)	(397,253)
Net debt	2,595,754	2,673,163
Add: Stockholders' equity	3,385,773	3,032,660
Net capitalization	$5,981,527	$5,705,823
Net debt to net capitalization	43.4%	46.8%

Quarterly Cash Flow

	2020					2019
	Q1	Q2	Q3	Q4	FY 2020	Q1	Q2	Q3	Q4	FY 2019
Net Cash Flows Provided By (Used In):
Operating activities	$75,863	$271,809	$339,247	$417,891	$1,104,810	$24,524	$208,709	$350,865	$361,208	$945,306
Investing activities	(230,511)	(67,763)	(64,724)	(118,381)	(481,379)	(217,690)	(69,755)	(48,612)	(48,198)	(384,255)
Financing activities	280,954	(67,458)	(496,832)	(222,954)	(506,290)	36,067	(60,596)	(277,901)	(255,612)	(558,042)

Quarterly Free Cash Flow (Non-GAAP)

	2020					2019
	Q1	Q2	Q3	Q4	FY 2020	Q1	Q2	Q3	Q4	FY 2019
Cash flow from operating activities	$75,863	$271,809	$339,247	$417,891	$1,104,810	$24,524	$208,709	$350,865	$361,208	$945,306
Less: Capital expenditures	(40,172)	(38,999)	(44,393)	(42,128)	(165,692)	(37,122)	(53,970)	(46,184)	(49,528)	(186,804)
Free cash flow *	$35,691	$232,810	$294,854	$375,763	$939,118	$(12,598)	$154,739	$304,681	$311,680	$758,502

Free cash flow as a percentage of revenue	2.2%	15.5%	16.9%	21.1%	14.1%	(0.7)%	8.5%	16.7%	17.6%	10.6%

Free cash flow as a percentage of net earnings	20.2%	186.6%	147.2%	206.3%	137.4%	(11.9)%	78.1%	147.9%	185.4%	111.9%
* FY 2020 cash flow from operating activities reflects benefits from permitted deferrals of tax payments, most significantly in Q2, Q3, and Q4 and advanced payments on contracts, most significantly in Q3.

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings (EBIT), adjusted EBIT by segment, adjusted EBIT margin by segment, adjusted EBITDA by segment, adjusted EBITDA margin by segment, net debt, net capitalization, net debt to net capitalization ratios, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, debt or equity, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of acquisition-related amortization, rightsizing and other costs, loss on extinguishment of debt, loss on assets held for sale and gain/loss on disposition. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share represents adjusted net earnings divided by average diluted shares.

Total segment earnings (EBIT) is defined as net earnings before income taxes, net interest expense and corporate expenses. Total segment earnings (EBIT) margin is defined as total segment earnings (EBIT) divided by revenue.

Adjusted EBIT by Segment is defined as net earnings before income taxes, net interest expense, corporate expenses, rightsizing and other costs, a 2019 loss on assets held for sale and a 2020 gain/loss on disposition. Adjusted EBIT Margin by Segment is defined as adjusted EBIT by segment divided by segment revenue.

Adjusted EBITDA by Segment is defined as adjusted EBIT by segment plus depreciation and amortization, excluding depreciation and amortization included within rightsizing and other costs. Adjusted EBITDA Margin by Segment is defined as adjusted EBITDA by segment divided by segment revenue.

Management believes these measures are useful to investors to better understand the Company’s ongoing profitability as it will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Net debt represents total debt minus cash and cash equivalents. Net capitalization represents net debt plus stockholders' equity. Net debt to net capitalization ratio equals net debt divided by net capitalization. Management believes the net debt to net capitalization ratio is useful to assess our overall financial leverage and capacity.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of net earnings equals free cash flow divided by net earnings. Management believes that free cash flow and free cash flow ratios are important measures of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisition and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet have satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.